Exhibit 99.1

CIM Group Announces Third Quarter 2018 Results
for Cole Office & Industrial REIT (CCIT III)

Phoenix, AZ, November 14, 2018 - On November 13, 2018, Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III” or the “Company”), a publicly registered non-listed real estate investment trust (“REIT”) that primarily owns and operates net-lease commercial real estate across the office and industrial sectors, filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”) for the third quarter of 2018. CCIT III is sponsored by an affiliate of CIM Group, LLC (“CIM”), a community-focused real estate and infrastructure owner, operator and lender.

As of September 30, 2018, CCIT III’s portfolio consisted of two properties encompassing approximately 391,000 gross rentable square feet of commercial space across two states with a total purchase price of approximately $49.6 million, which includes certain external acquisition-related expenses that were capitalized. Portfolio tenants represented two concepts and one industry sector.

Results and Accomplishments for the Third Quarter 2018

•	CCIT III’s weighted average remaining lease term was approximately 9.9 years with 100% of properties leased.

•	Total rental income for the quarter ended September 30, 2018 was approximately $972,000, representing a year-over-year increase of 44.1% from the same period in 2017.

About Cole Office & Industrial REIT (CCIT III)
CCIT III is a public, non-listed REIT formed in 2016 that primarily owns and operates income-producing, single-tenant necessity retail and corporate office and industrial properties subject to long-term net leases with national or regional creditworthy tenants. CCIT III seeks to provide access to high-quality commercial real estate assets, providing current income, reduced overall portfolio volatility and the potential for capital appreciation for its shareholders. CCIT III is sponsored by an affiliate of CIM.

About CIM Group®
CIM is a community-focused real estate and infrastructure owner, operator and lender. Since 1994, CIM has managed more than $56 billion of projects in communities across the Americas on behalf of its own account and its partners, co-investors and shareholders. CIM’s broad in-house expertise includes decades of research, acquisition, credit analysis, development, finance, leasing and asset management experience in urban real assets, net-lease assets and other associated credit strategies. CIM seeks to maximize its disciplined approach and extensive in-house expertise by creating value in projects, which ultimately enhances communities. For more information, visit www.cimgroup.com.

Forward-Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect CCIT III’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,”
“plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Relations Contact:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com